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                                                                     Exhibit 8.2


                                February 18, 1999


Board of Directors
Unitog Company
1300 Washington Street
Kansas City, MO 64105


Dear Board of Directors:

                  This opinion is delivered in our capacity as special counsel to Unitog Company, a Delaware corporation ("Unitog"), as to certain of the material U.S. federal income tax consequences of the merger ("Merger") contemplated by the Agreement and Plan of Merger dated as of January 9, 1999 (the "Merger Agreement"), by and among Unitog, Cintas Corporation, a Washington corporation ("Cintas"), and Cintas Image Acquisition Company, a Delaware corporation and a wholly-owned first tier subsidiary of Cintas ("Merger Sub"), in connection with the preparation and filing of the Registration Statement on Form S-4 which is expected to become effective on February 19, 1999 (the "Registration Statement"). The Registration Statement includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") and is being filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

                  In rendering this opinion, we have reviewed copies of the Merger Agreement, the Proxy Statement/Prospectus, the Registration Statement, and such other documents as we have deemed necessary or relevant for purposes of this opinion. In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, (vi) the accuracy as to the facts of all representations, warranties and written statements, (vii) the accuracy of the facts concerning the Merger that have come to our attention during the engagement, and (viii) the Merger will be consummated in the manner described in the Merger


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Board of Directors of
Unitog Company
February 18, 1999
Page 2


Agreement. We have also assumed, without investigation, that all documents, warranties and covenants relating to the Merger on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

                  Our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all such facts, information, covenants, statements and representations through and as of the effective date of the Merger. Any material change in the facts referred to, set forth, or assumed herein, in the Merger Agreement, in the Proxy Statement/Prospectus, or in the Registration Statement could affect the conclusions stated herein.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the facts, information, covenants, statements, representations, or assumptions upon which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect changes (including any changes that have retroactive effect) in the applicable statutes, regulations, judicial decisions or administrative interpretations, or any changes that would cause any statement, representation or assumption herein to no longer be true or correct.

                  Based solely upon and subject to the foregoing, we are of the opinion that the federal income tax consequences to the parties, as set forth in the Proxy Statement/Prospectus in the sections entitled "Summary -- Certain Federal Income Tax Considerations" and in "The Merger -- Federal Income Tax Consequences", insofar as they relate to matters of law, fairly describe the material federal income tax consequences of the Merger and are complete in all material respects.

                                    * * * * *

                  We hereby consent to the filing of this opinion and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and as an Exhibit to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to


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Board of Directors of
Unitog Company
February 18, 1999
Page 3


the Proxy Statement/Prospectus and the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Merger. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission.



                                           Very truly yours,


                                           /s/ BRYAN CAVE LLP
                                           ---------------------
                                           BRYAN CAVE LLP